UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 5, 2020
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Fiesta Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14800 Landmark Boulevard, Suite 500
Dallas	Texas	75254
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (972) 702-9300

N/A
(Former name or former address, if changed since last report.)
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Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	FRGI	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On February 5, 2020, Fiesta Restaurant Group, Inc. (the "Company") entered into a Cooperation Agreement (the "Agreement") with AREX Capital Management, LP and certain of its affiliates (collectively, "AREX").
Pursuant to the Agreement, the Company has agreed to increase the size of the Board of Directors (the "Board") of the Company by one director seat and appoint Andrew Rechtschaffen, an affiliate of AREX, to the Board at the meeting of the Board taking place in the second week of February 2020 (subject only to the Corporate Governance and Nominating Committee of the Board (the "Nominating Committee") having approved Mr. Rechtschaffen, which such approval not to be unreasonably withheld). Upon his appointment, Mr. Rechtschaffen will serve a term beginning at the adjournment of the Board meeting and expiring at the 2020 annual meeting of stockholders (the "2020 Annual Meeting"). The Company has further agreed to nominate Mr. Rechtschaffen for election at the 2020 Annual Meeting, with a term expiring at the 2021 annual meeting of stockholders (the "2021 Annual Meeting"). In addition, Mr. Rechtschaffen will be appointed to the Nominating Committee following his appointment to the Board.
With respect to each annual or special meeting of the Company's stockholders during the term of the Agreement, AREX has agreed to vote the shares of the Company's common stock then held by it in accordance with the Board's recommendations on director election proposals and any other proposals submitted by the Company or a stockholder, except that AREX may vote in its discretion on Extraordinary Transactions (as defined in the Agreement) and, other than with respect to director election or removal proposals, in accordance with the recommendations of Institutional Shareholder Services Inc. or Glass, Lewis & Co., LLC if either of them recommends differently from the Board.
AREX has also agreed to certain customary standstill provisions prohibiting it from, among other things, (i) making certain announcements regarding the Company's transactions, (ii) soliciting proxies, (iii) acquiring, in the aggregate, beneficial ownership of more than 14.9% of the outstanding shares of the Company's common stock, (iv) selling securities of the Company resulting in any third party owning more than 4.9% of the outstanding shares of the Company's common stock (subject to certain exceptions set forth in the Agreement), (v) taking actions to change or influence the Board, Company management or the direction of certain Company matters, and (vi) exercising certain stockholder rights.
The Agreement will terminate on the date that is 30 days prior to the deadline under the Bylaws for director nominations and stockholder proposals for the 2021 Annual Meeting, provided, however, that if both the Company and AREX agree by no later than 45 days prior to such deadline that the Company will re-nominate Mr. Rechtschaffen for election at the 2021 Annual Meeting, the term of the Agreement will be extended until the date that is 30 days prior to the deadline under the Bylaws for director nominations and stockholder proposals for the 2022 annual meeting of stockholders. Each of the Company and AREX has the right to terminate the Agreement earlier if the other party commits a material breach of the Agreement and such breach is not cured within 15 days after notice or, if such breach is not curable within 15 days, the breaching party has not taken any substantive action to cure within such 15-day period.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 7.01. REGULATION FD DISCLOSURE
On February 6, 2020, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

10.1
Cooperation Agreement, dated February 5, 2020, by and among Fiesta Restaurant Group, Inc., AREX Capital Management, LP, AREX Capital Master Fund, LP, AREX Capital GP, LLC, AREX Capital Management GP, LLC and Andrew Rechtschaffen

99.1	Press Release, dated February 6, 2020

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC.

Date: February 7, 2020

By: /s/ Louis DiPietro
Name: Louis DiPietro
Title: Senior Vice President, General Counsel and Secretary